Exhibit 99.2
ULTRALIFE BATTERIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     The following unaudited pro forma financial statements combine the historical consolidated balance sheets and statements of operations of Ultralife Batteries, Inc. (“Ultralife”) and Innovative Solutions Consulting, Inc. (“ISC”), giving effect to the acquisition of all of the issued and outstanding shares of common stock of ISC by Ultralife on September 28, 2007 using the purchase method of accounting.
     The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2007 and for the year ended December 31, 2006 are presented to give effect to the acquisition of all of the issued and outstanding shares of common stock of ISC as if it had occurred on January 1, 2006. The unaudited pro forma condensed combined balance sheets as of June 30, 2007 are presented to give effect to the acquisition of all of the issued and outstanding shares of common stock of ISC on June 30, 2007.
     The unaudited pro forma financial statements are presented for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or the consolidated financial position of Ultralife that would have been reported had the acquisition been consummated as of the dates presented, and should not be viewed to be representative of future operating results or the financial position of Ultralife. The unaudited pro forma financial statements do not reflect any adjustments to conform accounting policies, other than those mentioned in the notes thereto, or to reflect any cost synergies anticipated as a result of the acquisition, or any future acquisition related expenses.
     Certain adjustments made to the unaudited pro forma financial statements have been prepared based on preliminary estimates of the fair values of the net assets from ISC. The impact of ongoing integration activities and adjustments to the fair value of acquired net tangible and intangible assets of ISC could cause material differences in the information presented.
     The unaudited pro forma financial statements should be read in conjunction with the historical financial statements of ISC included in this Current Report on Form 8-K/A and the consolidated financial statements of Ultralife included in its Quarterly Report on Form 10-Q for the period ended June 30, 2007 and its Annual Report on Form 10-K for the year ended December 31, 2006.

ULTRALIFE BATTERIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2007
(Amounts In Thousands, Except Per Share Amounts)

	Historical		Pro Forma		Pro Forma
	Ultralife	ISC	Adjustments		Combined
Revenues	$67,516	$1,122	$—		$68,638

Cost of products sold	51,398	1,103	—		52,501

Gross margin	16,118	19	—		16,137

Operating expenses:
Research and development	3,302	210	—		3,512
Selling, general, and administrative	10,508	131	—		10,639

Total operating expenses	13,810	341	—		14,151

Operating income (loss)	2,308	(322)	—		1,986

Other income (expense):
Interest income	32	—	—		32
Interest expense	(1,261)	(29)	(42	) (A)	(1,332)
Miscellaneous	183	22	—		205

Income (loss) before income taxes	1,262	(329)	(42)		891

Income tax provision — current	—	—	—		—
Income tax provision — deferred	—	—	—		—

Total income taxes	—	—	—		—

Net Income (Loss)	$1,262	$(329)	$(42)		$891

Earnings (Loss) per share — basic	$0.08				$0.06
Earnings (Loss) per share — diluted	$0.08				$0.06

Weighted average shares outstanding — basic	15,100				15,100
Weighted average shares outstanding — diluted	15,320				15,320
See accompanying notes to unaudited pro forma condensed combined financial statements.

ULTRALIFE BATTERIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2006
(Amounts In Thousands, Except Per Share Amounts)

	Historical		Pro Forma		Pro Forma
	Ultralife	ISC	Adjustments		Combined
Revenues	$93,546	$3,738	$—		$97,284

Cost of products sold	76,103	4,363	—		80,466

Gross margin	17,443	(625)	—		16,818

Operating expenses:
Research and development	5,097	368	—		5,465
Selling, general, and administrative	15,303	396	—		15,699

Total operating expenses	20,400	764	—		21,164

Operating loss	(2,957)	(1,389)	—		(4,346)

Other income (expense):
Interest income	126	6	—		132
Interest expense	(1,424)	(38)	(80	) (B)	(1,542)
Gain on insurance settlement	191	—	—		191
Miscellaneous	311	2	—		313

Loss before income taxes	(3,753)	(1,419)	(80)		(5,252)

Income tax provision — current	—	—	—		—
Income tax provision — deferred	23,735	—	—		23,735

Total income taxes	23,735	—	—		23,735

Net Loss	$(27,488)	$(1,419)	$(80)		$(28,987)

Loss per share — basic	$(1.84)				$(1.94)
Loss per share — diluted	$(1.84)				$(1.94)

Weighted average shares outstanding — basic	14,906				14,906
Weighted average shares outstanding — diluted	14,906				14,906
See accompanying notes to unaudited pro forma condensed combined financial statements.

ULTRALIFE BATTERIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2007
(Amounts In Thousands, Except Per Share Amounts)

	Historical		Pro Forma		Pro Forma
	Ultralife	ISC	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$553	$104	$—		$657
Trade accounts receivable, net	23,190	348	—		23,538
Inventories	31,659	116	—		31,775
Due from insurance company	849	—	—		849
Deferred tax asset — current	82	—	—		82
Prepaid expenses and other current assets	1,966	77	—		2,043

Total current assets	58,299	645	—		58,944

Property, plant and equipment, net	19,396	829	—		20,225

Goodwill and intangible assets, net	22,245	—	13	(C)
			856	(D)	23,114

Other assets
Security deposits	77	—	—		77

Total Assets	$100,017	$1,474	$869		$102,360

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of debt and capital lease obligations	$13,110	$702	$1,000	(C)	$14,812
Accounts payable	14,293	241	13	(C)	14,547
Other current liabilities	9,261	174	—		9,435

Total current liabilities	36,664	1,117	1,013		38,794

Long-term liabilities:
Debt and capital lease obligations	20,350	213	—		20,563
Other long-term liabilities	482	—	—		482

Total long-term liabilities	20,832	213	—		21,045

Shareholders’ equity:
Common stock, par value $0.10 per share	1,586	1	(1	) (E)	1,586
Capital in excess of par value	136,071	144	(144	) (E)	136,071
Accumulated other comprehensive income	6	—	—		6
Retained earnings (accumulated deficit)	(92,764)	(1)	1	(E)	(92,764)

	44,899	144	(144)		44,899
Less — Treasury stock, at cost	2,378	—	—		2,378

Total shareholders’ equity	42,521	144	(144)		42,521

Total Liabilities and Shareholders’ Equity	$100,017	$1,474	$869		$102,360

See accompanying notes to unaudited pro forma condensed combined financial statements.

ULTRALIFE BATTERIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Amounts in Thousands, except Share Amounts)
Note 1: Basis of Presentation and Purchase Price Allocation
     On September 28, 2007, we finalized the acquisition of all of the issued and outstanding shares of common stock of Innovative Solutions Consulting, Inc. (“ISC”), a provider of a full range of engineering and technical services for communication electronic systems to government agencies and prime contractors.
     The initial cash purchase price was $1,000, with up to $2,000 in additional cash consideration contingent on the achievement of certain sales milestones. The additional cash consideration is payable in up to three annual payments and subject to possible adjustments as set forth in the Stock Purchase Agreement. The initial $1,000 cash payment was financed through a combination of cash on hand and borrowings through the revolver component of our credit facility with our primary lending banks. We incurred $13 in acquisition related costs, which are included in the initial cost of the investment of $1,013, with a potential total cost of the investment of $3,013 assuming the earn-out of all contingent consideration.
     The following table represents the preliminary allocation of the purchase price to assets acquired and liabilities assumed as of the proforma balance sheet;

ASSETS
Current assets:
Cash	$104
Trade accounts receivables, net	348
Inventories	116
Prepaid expenses and other current assets	77

Total current assets	645
Property, plant and equipment, net	829
Goodwill	869

Total assets acquired	2,343

LIABILITIES
Current liabilities:
Current portion of long-term debt	702
Accounts payable	241
Other current liabilities	174

Total current liabilities	1,117
Long-term liabilities:
Debt	213

Total liabilities assumed	1,330

Total Purchase Price	$1,013

     The estimated excess of the purchase price over the net tangible and intangible assets acquired of $144 was recorded as goodwill in the amount of $869. We are in the process of completing the valuations of certain tangible and intangible assets acquired with the new business. The final allocation of the excess of the purchase price over the net assets acquired is subject to revision based upon our final review of valuation assumptions. The acquired goodwill will be assigned to the communications accessories segment and is expected to be fully deductible for income tax purposes.

Note 2: Pro Forma Adjustments
     The unaudited pro forma condensed combined statements of operations include the adjustments necessary to give effect to the acquisition as if it had occurred on January 1, 2006. The unaudited pro forma condensed combined statements of operations reflect the allocation of the acquisition cost to the fair value of tangible and intangible assets acquired and liabilities assumed as described in Note 1. The unaudited pro forma condensed combined balance sheets include the adjustments necessary to give effect to the acquisition as if it occurred on June 30, 2007. No pro forma adjustments were required to conform ISC’s accounting policies to Ultralife’s accounting policies.
(A)	Adjustment to record impact on interest expense that would have been incurred (at a weighted average interest rate of 8.25%) due to a higher average outstanding balance on the revolver portion of the credit facility to fund the cash purchase price.
(B)	Adjustment to record impact on interest expense that would have been incurred (at a weighted average interest rate of 7.96%) due to a higher average outstanding balance on the revolver portion of the credit facility to fund the cash purchase price.
(C)	Adjustment to record the $1,000 in short-term borrowings, in connection with ISC’s acquisition purchase price, along with the accrual of $13 in capitalized acquisition costs.
(D)	Adjustment to record the goodwill associated with the allocation of the ISC acquisition purchase price at June 30, 2007.
(E)	Adjustment to eliminate ISC’s equity associated with the allocation of the ISC acquisition purchase price.